Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of November 9, 2009 entered into by and between MagnaChip Semiconductor LLC, a Delaware limited liability company (or any other Affiliate entity or entities created through any Solvent Reorganization or designated by the Board of Managers, the “Company”), and each of the individuals and entities listed on Schedule I attached hereto (the “Securityholders”).
     A. On August 25, 2009, the Creditor’s Committee of the Company and certain of its debtor subsidiaries filed that certain Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as may be amended, the “Plan”), which provides that the Securityholders shall receive units of the Company’s membership interests (the “Common Units” or the “Initial Securities”).
     B. In connection with the consummation of the transactions contemplated by the Plan, the Company and the Securityholders desire to enter into this Agreement to provide the Securityholders registration rights with respect to the Registrable Securities (as defined herein) of the Company held by them including, without limitation, the Initial Securities.
AGREEMENT:
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I.
REGISTRATION RIGHTS
     Section 1.1 Definitions. For purposes of this Agreement:
     (a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     (b) “Demand Registration” means a registration requested pursuant to Section 1.3.
     (c) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     (d) “FINRA” means the Financial Industry Regulatory Authority, Inc.
     (e) “Holder” means a Person that (i) is a party to this Agreement (or a permitted transferee under Section 1.11) and (ii) owns Registrable Securities.

     (f) “IPO” means an initial firm commitment underwritten public offering of the Company’s securities.
     (g) “Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.
     (h) “Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.
     (i) “Qualified Public Offering” means a firm commitment underwritten public offering of the Company’s securities pursuant to an effective registration statement filed by the Company under the Securities Act resulting in gross proceeds of at least $75,000,000 to the Company.
     (j) “Reclassified Securities” means the Securities received in connection with the exchange of the Common Units into Securities of the Company or its Subsidiaries or distribution of Securities of the Company or its Subsidiaries in respect of Common Units to effect a Solvent Reorganization in connection with an IPO of the Company.
     (k) “Register,” “registered” and “registration” mean a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement.
     (l) “Registrable Securities” means all Reclassified Securities held by the Securityholders (including a permitted transferee under Section 1.11 hereof) whether acquired on or after the effective date of the Plan, including, without limitation, (i) the Initial Securities, (ii) any securities issued by the Company, which are convertible into Reclassified Securities, including the Warrants, and (iii) any Reclassified Securities issued as a dividend or other distribution with respect to or in exchange for or in replacement of the securities referenced in (i) or (ii) above; provided, however, that Registrable Securities, once issued, shall cease to be Registrable Securities (a) upon the sale thereof pursuant to an effective Registration Statement, (b) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act, (c) upon the sale in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with the terms of this Agreement and (d) when such securities cease to be outstanding.
     (m) “Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and (viii) Securities Act liability insurance if the Company elects to obtain such insurance, regardless of whether any Registration Statement filed in connection with such registration is declared effective. “Registration Expenses” shall also include fees, charges and disbursements of one (1) firm of counsel to all of the Participating Holders participating in any underwritten public offering (which shall be selected by a majority, based on the number of Registrable Securities to be sold, of the Participating Holders).
     (n) “Registration Statement” means any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.
     (o) “SEC” or “Commission” means the United States Securities and Exchange Commission.
     (p) “Securities” shall mean, with respect to any Person, all equity interests of such Person, all securities convertible into or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.
     (q) “Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute.
     (r) “Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Holders and fees and disbursements of counsel for any Participating Holder (other than the fees, charges and disbursements of one (1) firm of counsel to all of the Participating Holders as included in Registration Expenses).
     (s) “Solvent Reorganization” shall mean any solvent reorganization of the Company, including by merger, consolidation, recapitalization, transfer or sale of shares or assets, or contribution of assets and/or liabilities, or any liquidation, exchange of Securities, conversion of entity, migration of entity, formation of new entity, or any other transaction or group of related transactions (in each case other than to or with an unaffiliated third party), in which:
          (i) all holders of the same class of Securities of the Company are offered the same amount of consideration in respect of such Securities; and
          (ii) all holders’ economic interests in the Company, relative to each other and all other holders of Securities of the Company, are preserved.

     (t) “Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power of equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more subsidiaries of such Person, or (c) one or more subsidiaries of such Person. For purposes of this definition, the terms “control,” “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     Section 1.2 Qualified Public Offering.
     (a) Upon the written request of one or more Holders owning at least fifty percent (50%) of the Registrable Securities on a fully diluted basis, the Company shall use commercially reasonable efforts to consummate a Qualified Public Offering within one hundred eighty (180) days from the date on which the Company receives such written request.
     (b) The Company shall be entitled to temporarily postpone such Qualified Public Offering for a reasonable period of time if the Board of Managers of the Company (i) determines that in the Board of Managers’ reasonable judgment and good faith consummation of a Qualified Public Offering would materially adversely affect the business, operations or financial position of the Company or any of its subsidiaries and (ii) promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that such postponement shall be no longer than sixty (60) days.
     Section 1.3 Demand Registration Rights.
     (a) (i) Subject to the terms and conditions hereof, commencing on the date which is ninety (90) days following the completion of a Qualified Public Offering, any Holder or group of Holders (the “Initiating Holders”) shall have the right to request by written notice, which shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares (the “Demand Notice”), given to the Company that the Company register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Holder(s); provided, however, that such Registrable Securities represent at least twenty percent (20%) of the Registrable Securities on a fully diluted basis.
          (ii) Subject to the terms and conditions hereof, after the Company has become eligible for the use of SEC Form S-3, each Holder shall be entitled to request by Demand Notice given to the Company that the Company effect a Demand Registration under SEC Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities designated by such Holder(s) in accordance with the provisions of the Securities Act (each a “S-3 Demand Registration”).

          (iii) Notwithstanding the above, the Company shall not be obligated to effect, or to take any action to effect, any Demand Registration pursuant to Section 1.3(a)(i) above:
               (A) if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price to the public of less than $10,000,000;
               (B) after the Company has initiated four (4) such registrations pursuant to Section 1.3(a)(i) unless such Demand Registrations do not become effective or the applicable Registrable Securities are not sold pursuant to such registration because the applicable Demand Registration is not maintained in effect for the respective periods set forth in Section 1.3(c), in which case such Demand Registration shall not be treated as a counted registration for purposes of this Section 1.3(a)(iii)(B).
               (C) in any particular jurisdiction in which the Company would be required to file a general consent to service of process in any jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject, except as may be required by the Securities Act; or
               (D) if, in a given three-month period, the Company has effected one (1) Demand Registration pursuant to Section 1.3(a)(i) in such period.
          (iv) Notwithstanding the above, the Company shall not be obligated to effect, or to take any action to effect, any Demand Registration pursuant to Section 1.3(a)(ii) above:
               (A) if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate offering price to the public of less than $1,000,000;
               (B) in any particular jurisdiction in which the Company would be required to file a general consent to service of process in any jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject, except as may be required by the Securities Act; or
               (C) if, in a given one-month period, the Company has effected one (1) S-3 Demand Registration pursuant to Section 1.3(a)(ii) in such period.
          (v) Upon receipt of a Demand Notice, the Company shall promptly (and in any event within ten (10) business days from the date of receipt of such Demand Notice) notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their Demand Notice. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.3, in connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing to the Holders of Registrable Securities to be included in such offering that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without materially delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the Registrable Securities to be offered for the account of the Holders who have elected to participate shall be equally divided between such Holders pro rata on the basis of the number of Registrable Securities beneficially owned by each such Holder); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.
     (b) The Company, within forty-five (45) days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 1.3(a) hereof, shall file with the SEC, and the Company shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, a Registration Statement, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Holders in such Demand Notice (a “Demand Registration”), which may, at the request of the Holders, be a “shelf” registration (a “Shelf Registration”) pursuant to Rule 415 under the Securities Act.
     (c) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 1.3 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a registration that is not a Shelf Registration, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of two (2) years from the date on which the SEC declares such Registration Statement effective, in either case (x) until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 1.3. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such registration and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period.”
     (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section

1.3, or suspend the use of any effective Registration Statement under this Section 1.3, for a reasonable period of time (a “Delay Period”), if the Board of Managers of the Company determines that in the Board of Managers’ reasonable judgment and good faith the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months shall not exceed the aggregate of (x) sixty (60) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months and (ii) a period of at least forty-five (45) days shall elapse between the termination of any Delay Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority in number of the Registrable Securities that were to be registered to the Company within forty-five (45) days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 1.3). The Company shall not be entitled to initiate or continue a Delay Period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.
     (e) The Company shall not include any securities that are not Registrable Securities in any Registration Statement filed pursuant to this Section 1.3 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement.
     (f) Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 1.3 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. Any such Demand Request so withdrawn shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 1.3 if the Holders of Registrable Securities who revoked such request reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (i) the Company’s failure to comply in any material respect with its obligations hereunder, (ii) the institution by the Company of a Delay Period or (iii) a material adverse change in the condition, business or prospects of the Company not known to the Holders at the time of their request for such registration and such revocation was made with reasonable promptness after the Holders learned of such material adverse change, such reimbursement shall not be required.

     Section 1.4 Piggyback Registrations.
     (a) Right to Include Registrable Securities. Each time that the Company proposes for any reason to register any of its equity securities under the Securities Act for its own account other than pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) or a registration pursuant to Section 1.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to all of the Holders of Registrable Securities (which notice shall be given not less than thirty (30) days prior to the expected effective date of the Company’s Registration Statement) and shall, subject to the provisions of this Section 1.4, use its commercially reasonable efforts to cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such Proposed Registration. The rights to piggyback registration may be exercised an unlimited number of occasions.
     (b) Piggyback Procedure. Each Holder of Registrable Securities shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 1.4(a) above to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder’s intended method of disposition. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such holder’s Registrable Securities in any Registration Statement pursuant to this Section 1.4 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within twenty-four (24) hours of the time the Registration Statement is to become effective. Subject to Section 1.4(d) below, the Company shall use its commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. If a registration of which the Company gives notice under this Section 1.4 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
     (c) Selection of Underwriters. The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company and reasonably acceptable to a majority in interest of the Participating Holders.

     (d) Priority for Piggyback Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter of an underwritten public offering determines and advises the Company and the Holders in writing that the inclusion of all Registrable Securities proposed to be included by the Holders of Registrable Securities in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities, then the Holders of Registrable Securities shall not be permitted to include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company will be obligated to include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder’s requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Holders who have requested that their Registrable Securities be included in such Registration Statement. It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:
          (i) first, to the Company;
          (ii) second, pari passu to the Participating Holders; and
          (iii) third, to any others requesting registration of securities of the Company.
     If as a result of the provisions of this Section 1.4(d), any Holder shall not be entitled to include all of its Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Registration Statement.
     Section 1.5 Holdback Agreements.
     (a) Restrictions on Public Sale by Holders. Restrictions on Public Sale by Securityholders. If requested by the lead managing underwriter, each Securityholder agrees not to effect any public sale or distribution of any Company Securities (including any Reclassified Securities) or of any securities convertible into or exchangeable or exercisable for such Company Securities (including any Reclassified Securities), including a sale pursuant to Rule 144 under the Securities Act, during a period of not more than one hundred and eighty (180) days after, an IPO pursuant to an effective Registration Statement commencing on the effective date of the Registration Statement (the “Lock-Up Period”), unless expressly authorized to do so by the lead managing underwriter; provided, however, that if any other holder of securities of the Company shall be subject to a shorter period or receives more advantageous terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms and notwithstanding the foregoing, the Securityholders shall not be required to sign lock-up agreements unless all of the Company’s directors, officers and securityholders owning one percent (1%) or more of the Company’s fully diluted voting stock have signed lock-up agreements with the managing underwriters. Any such lock-up agreements signed by the Securityholders shall contain reasonable and customary exceptions, including, without limitation, the right of a Securityholder to make transfers to certain Affiliates and transfers related to securities owned by Securityholders as a result of open market purchases made following the closing of the applicable offering. The Company shall be authorized to impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the relevant period.
     (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any securities for its own account (except pursuant to registrations on Form S-4 or S-8 or any similar or successor form) during any Lock-Up Period, to the extent reasonably requested by the managing underwriter (except for securities being sold by the Company for its own account under such Registration Statement).
     Section 1.6 Registration Procedures.
     (a) Obligations of the Company. Whenever registration of Registrable Securities is required pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:
          (i) Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC, a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use its commercially reasonable efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective for a period of not less than two hundred and ten (210) days (or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement); provided, however, that, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such two hundred and ten (210) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;
          (ii) Participation in Preparation. Provide any Participating Holder holding more than ten percent (10%) of all Registrable Securities, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such Participating Holder or underwriter (each, an “Inspector” and, collectively, the “Inspectors”), the opportunity to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;
          (iii) Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 1.6(a)(ii), to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that if requested by the Company, each Inspector shall enter into a confidentiality agreement with the Company prior to participating in the preparation of the Registration Statement or the Company’s release or disclosure of confidential information to such Inspector;
          (iv) General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement, (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;
          (v) 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten (10) days following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;
          (vi) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use its commercially reasonable efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;
          (vii) Amendments and Supplements. Prepare and file with the SEC such amendments, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented;
          (viii) Copies. Furnish as promptly as practicable to each Participating Holder and Inspector prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;
          (ix) Blue Sky. Use its commercially reasonable efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent of process in any such states or jurisdictions or subject itself to material taxation in any such state or jurisdiction, but for this subparagraph;
          (x) Other Approvals. Use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

          (xi) Agreements. Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;
          (xii) “Cold Comfort” Letter. Obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request;
          (xiii) Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriter, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions;
          (xiv) SEC Compliance, Earnings Statement. Use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its securityholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (xv) Certificates, Closing. Provide customary officers’ certificates and other customary closing documents;
          (xvi) FINRA. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the FINRA;
          (xvii) Road Show. Cause appropriate officers as are requested by an managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;
          (xviii) Listing. Use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;
          (xix) Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;
          (xx) Private Sales. Use its commercially reasonable efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents; and

           (xxi) Commercially Reasonable Efforts. Use its commercially reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.
     (b) Delay of Registration; Seller Information.
          (i) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.
          (ii) Seller Information. The Company may require each Participating Holder as to which any registration of such Holder’s Registrable Securities is being effected to furnish to the Company with such information regarding such Participating Holder and such Participating Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. If a Participating Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude such Participating Holder’s Registrable Securities from the Registration Statement. The exclusion of a Participating Holder’s Registrable Securities shall not affect the registration of the other Registrable Securities to be included in the Registration Statement.
     (c) Notice to Discontinue. Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 1.6(a)(v), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.6(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus (such period during which disposition is discontinued being an “Interruption Period”), and, if so directed by the Company in the case of an event described in Section 1.6(a)(v), such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days of the Interruption Period.
     Section 1.7 Registration Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of securities on a fully diluted basis so registered.
     Section 1.8 Indemnification.
     (a) Indemnification by the Company. The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel, any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed and any costs incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a “Claim”); provided, however, that the Company shall not be liable to any Holder Indemnified Party for any Losses that arise out of or are based upon (x) written information provided by a Holder Indemnified Party expressly for use in the Registration Statement or (y) sales of Registrable Securities by a Holder Indemnified Party to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished in a timely manner a reasonable number of copies thereof to such Holder Indemnified Party in compliance with this Agreement and the Losses of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as then amended or supplemented). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Holder Indemnified Parties.
     (b) Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 1.8(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 1.8(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Holder.
     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In the case of clause (ii) above and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

     (d) Contribution. If the indemnification provided for in this Section 1.8 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 1.8(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 1.8(a), 1.8(b) and 1.8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 1.8(d).
     Section 1.9 Certain Limitations on Registration Rights. No Holder may participate in any Registration Statement hereunder unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and agrees to sell such Holder’s Registrable Securities on the basis provided in any such underwriting agreement; provided, however, that no such Holder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested. Such Holders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Holders; provided, however, that this requirement shall not apply to piggyback registrations as set forth in Section 1.4 hereof.
     Section 1.10 Limitations on Subsequent Registration Rights. The Company represents and warrants that, except as set forth in this Agreement, it has not granted registration rights with respect to any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued and agrees that from and after the date of this Agreement, it shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding on a fully diluted basis, enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that are more favorable or senior to those granted to the Holders hereunder.
     Section 1.11 Transfer of Registration Rights. The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any Affiliate of a Holder, (ii) any subsidiary, parent, partner, retired partner, limited partner, shareholder or member of a Holder or (iii) any family member or trust for the benefit of any Holder, or (iv) any transferee who, after such transfer, holds at least one percent (1%) of the Registrable Securities on a fully diluted basis (as adjusted for any stock dividends, stock splits, combinations and reorganizations and similar events). Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement as a Securityholder; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.
     Section 1.12 Termination of Registration Rights. The rights contained in Sections 1.2, 1.3, and 1.9 hereof shall terminate at the earlier of (a) the date on which all of the Registrable Securities have been sold pursuant to a registered offering or (b) as to any Holder, at any time following an IPO, the date on which all Registrable Securities of such Holder may be sold without volume and manner of sale limitations under the Securities Act pursuant to Rule 144.
ARTICLE II.
GENERAL PROVISIONS
     Section 2.1 Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Initial Securities.
     Section 2.2 Entire Agreement. This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.
     Section 2.3 Assignment; Binding Effect. Subject to Section 1.11, no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that each Securityholder may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b)

designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases such Securityholder nonetheless will remain responsible for the performance of all of its obligations hereunder). All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.
     Section 2.4 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):
If to a Securityholder:
In accordance with the contact information set forth on Schedule I attached hereto.
If to the Company:
MagnaChip Semiconductor LLC
c/o MagnaChip Semiconductor Ltd.
891 Daechi-dong, Gangnam-gu
Seoul 135-738 Korea
Attn: General Counsel
Fax: 82-2-6903-3898
All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.
     Section 2.5 Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 2.6 and Section 2.7, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.
     Section 2.6 Submission to Jurisdiction; Waiver of Jury Trial.
     (a) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of New York or any New York state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 2.4 shall be deemed effective service of process on such party.
     (b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 2.6(b).
     Section 2.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.
     Section 2.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 2.9 Amendments. Other than with respect to amendments to Schedule I hereto, which may be amended by the Company to reflect additional Securityholders or permitted transfers, this Agreement may not be amended or modified without the written consent of the Company and the Securityholders holding at least a majority of the Registrable Securities then outstanding on a fully diluted basis.
     Section 2.10 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
     Section 2.11 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.
     Section 2.12 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.
     Section 2.13 Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.
     Section 2.14 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of the Company’s securities, then, upon the occurrence of any subdivision, combination or stock dividend of such securities, the specific number of securities so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding securities of such class or series.
     Section 2.15 Aggregation of Stock. All securities owned or acquired by any Securityholder or its Affiliated entities or persons (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock) shall be aggregated together for the purpose of determining the availability of any right under this Agreement.
     Section 2.16 Further Assurances. The Company and the Holders each agree to take such actions and execute and deliver such other documents or agreements as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:	MAGNACHIP SEMICONDUCTOR LLC

	By:	/s/ John McFarland

Name: John McFarland
Title: Senior Vice President, General Counsel and Secretary

SECURITYHOLDERS:	AVENUE INTERNATIONAL MASTER, L.P.
By: Avenue International Master GenPar, Ltd., its General Partner

/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Director

AVENUE INVESTMENTS, L.P.
By: Avenue Partners, LLC, its General Partner

/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

AVENUE SPECIAL SITUATIONS FUND V, L.P.
By: Avenue Capital Partners V, LLC, its General Partner
By: GL Partners V, LLC, its Managing Member

/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By: Avenue Capital Partners IV, LLC, General Partner
By: GL Partners IV, LLC, its Managing Member

/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

AVENUE-CDP GLOBAL OPPORTUNITIES FUND, L.P.
By: Avenue Global Opportunities Fund GenPar, LLC, its General Partner

/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member